                                                            File No. 0-19717


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                       AMENDMENT TO APPLICATION OR REPORT

                  FILED PURSUANT TO SECTION 12, 13, OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                                 WPI GROUP, INC.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                 AMENDMENT NO.1

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report Dated June 25, 1997 on Form 8 as set forth in the pages attached hereto:

         Item 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                        (a) Financial Statements:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     WPI Group, Inc.


                                                     BY: /s/ John W. Powers
                                                         -----------------------
                                                         John W. Powers
                                                         Vice President and
                                                         Chief Financial Officer


Date:  September 8, 1997


The Current Report on Form 8-K dated June 25, 1997 of WPI Group, Inc. (Commission File No. 0-19717) is hereby amended as follows:

         Item 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                        (a) Financial Statements:

                           Husky Computers Limited Combined Financial Statements as of December 31, 1996 and 1995.

                           Pro Forma Combined Financial Statements for WPI Group, Inc. and Husky Computers Companies as of September 29, 1996 and June 29, 1997.

                                 HUSKY COMPUTERS

                              FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS
to the Board of Directors of Peek plc.

We have audited the combined balance sheets of Husky Computers as at December 31, 1996 and 1995, and the related combined profit and loss accounts and statements of cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to form an independent opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Husky Computers at December 31, 1996 and 1995, and the combined results of its operations and its combined cash flows for each of the two years in the period ended December 31, 1996 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 19 of Notes to the Financial Statements).




                                                                   ERNST & YOUNG
                                                           CHARTERED ACCOUNTANTS
                                                              LEICESTER, ENGLAND
                                                                  28 AUGUST 1997

                                 HUSKY COMPUTERS

                                          COMBINED PROFIT AND LOSS ACCOUNT



                                                                           Year ended December 31

                                                                         1996                    1995
                                                         Notes             P                       P


TURNOVER                                                   3          21,186,528              19,123,855
Cost of sales                                                        (13,662,478)            (12,371,286)
                                                                     -----------             -----------

Gross profit                                                           7,521,050               6,752,569

Selling and distribution expenses                                     (3,241,439)             (2,787,497)

Administrative expenses                                               (1,920,790)             (1,654,890)

Research and development                                              (1,618,565)             (1,669,675)
                                                                     -----------             -----------

OPERATING PROFIT                                           4             740,256                 640,507

Interest payable                                           5            (444,858)               (236,556)
                                                                     -----------             -----------

PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                          295,398                 403,591

Tax on profit on ordinary activities                       7             (11,461)                  4,036
                                                                     -----------             -----------

PROFIT ON ORDINARY ACTIVITIES
AFTER TAXATION                                                           283,937                 407,987
Dividends                                                               (912,560)             (2,219,664)
                                                                     -----------             -----------

LOSS FOR THE YEAR*                                                      (628,623)             (1,811,677)
                                                                     ===========             ===========

There have been no recognized gains or losses other than the retained loss shown above.

* A summary of the adjustments to the loss for the year that would be required had the United States generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 19 of Notes to the Financial Statements.

     The Notes to the Financial Statements are an integral part of these financial statements.

                                 HUSKY COMPUTERS

                                               COMBINED BALANCE SHEET

                                                                                                              December 31
                                                                                              1996                   1995
                                                                        Notes                   P                      P

FIXED ASSETS
Tangibles assets                                                           8             2,385,035             2,493,395
                                                                                       -----------           -----------
CURRENT ASSETS
Stock and work in progress                                                 9             3,044,694             3,741,746
Debtors                                                                   10             3,175,811             4,050,105
Cash at bank and in hand                                                  11               832,775               652,351
                                                                                       -----------           -----------
                                                                                         7,053,280             8,444,202

CREDITORS: amounts falling due within one year                            12           (10,770,153)          (11,850,947)
                                                                                       -----------           -----------

NET CURRENT LIABILITIES                                                                 (3,716,873)           (3,406,745)


TOTAL ASSETS LESS CURRENT LIABILITIES                                                   (1,331,838)             (913,350)

CREDITORS: amounts falling due after more than one year                   13              (319,954)             (437,626)
                                                                                       -----------           -----------

                                                                                        (1,651,792)           (1,350,976)
                                                                                       ===========           ===========

INVESTED CAPITAL*                                                         15            (1,651,792)           (1,350,976)
                                                                                       ===========           ===========

* A summary of the adjustments to invested capital that would be required had United States generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 19 of Notes to the Financial Statements.

The Notes to the Financial Statements are an integral part of these financial statements.

                         HUSKY COMPUTERS HUSKY COMPUTERS

                                          COMBINED PROFIT AND LOSS ACCOUNT

                                                                             Year ended December 31
                                                                          1996                     1995
                                                              Notes         P                        P


NET CASH INFLOW/(OUTFLOW)
FROM OPERATING ACTIVITIES                                      11b         4,201,063            (939,847)


RETURNS OF INVESTMENT AND
SERVICING OF FINANCE
Interest paid                                                               (399,105)           (204,559)
Payment of interest on finance leases                                        (45,753)            (31,997)
                                                                           ---------          ----------

NET CASH OUTFLOW FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE                                        (444,858)           (236,556)
                                                                           =========          ==========

TAXATION
Corporation tax paid/refunded (including ACT)                               (197,270)             37,722
                                                                           ---------          ----------

TAX PAID                                                                    (197,270)             37,722
                                                                           =========          ==========

CAPITAL EXPENDITURE
AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets                                   (532,746)           (560,178)
                                                                           ---------          ----------

NET CASH OUTFLOW FROM CAPITAL
EXPENDITURE AND FINANCIAL INVESTMENT                                        (532,746)           (560,178)
                                                                           =========          ==========

EQUITY DIVIDENDS PAID                                                       (912,560)         (2,219,664)
                                                                           =========          ==========

NET CASH INFLOW/(OUTFLOW) BEFORE
FINANCING                                                                  2,113,629          (3,918,523)

FINANCING
Repayment of capital element of finance leases                              (131,266)            (76,136)

                                                                           ---------          ----------

NET CASH OUTFLOW FROM FINANCING                                             (131,266)            (76,136)
                                                                           ---------          ----------

INCREASE/(DECREASE) IN CASH
AND CASH EQUIVALENTS                                           11a         1,982,363          (3,994,659)
                                                                           =========          ==========

The significant differences between the statement of Cash Flows presented above and that required under United States generally accepted accounting principles are described in Note 19 of the Notes to the Financial Statements.

The Notes to the Financial Statements are an integral part of these financial statements.

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS


1.  BASIS OF PREPARATION
    These financial statements for Husky Computers (the `Company') report the combined financial statements of Husky Computers Limited, Husky Computers Inc. and Husky Computers GmbH.

    For the purposes of these financial statements, the share capital, share premium and profit and loss reserves of Husky Computers Limited, Husky Computers Inc. and Husky Computers GmbH, have been combined and termed invested capital.

    Transactions entered into between Husky Computers Limited, Husky Computers Inc. and Husky Computers GmbH have been eliminated for the purpose of these financial statements.

2.  ACCOUNTING POLICIES
    ACCOUNTING  CONVENTION
    The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

    TURNOVER
    Turnover is attributable to one continuing activity, the manufacture and sale of handheld computer systems including the provision of related services in the ordinary course of business, net of value added tax, for goods sold and services provided outside the Company.

    FOREIGN  CURRENCIES
    Assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date or where appropriate, the contracted rate. Differences arising from the changes in exchange rates on trading transactions are dealt with through the profit and loss account. Exchange differences arising on translation of the opening net position of overseas branches are taken to profit and loss account.

    RESEARCH  AND DEVELOPMENT
    Research and development expenditure is written off in the year of expenditure.

    TANGIBLE  FIXED  ASSETS
    Tangible fixed assets are stated at original cost less accumulated depreciation. Depreciation is calculated to write off the cost less estimated residual value of each asset evenly over its expected useful life as follows:


    Leasehold improvements     -          10% pa

    Office equipment           -          10% pa

    Fixtures and fittings      -          10% pa

    Computers                  -          20% pa

    Motor vehicles             -          20% pa

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS


2.  ACCOUNTING POLICIES (continued)
    LEASED ASSETS
    Assets held under finance (capital) leases are capitalized in the balance sheet and are depreciated over their useful lives at the rates applicable to fixed assets of a similar category owned by the Company.

    Rentals under operating leases are charged directly to the profit and loss account.

    STOCK AND WORK IN PROGRESS
    Stock and work in progress is valued at direct cost, being on a standard cost basis, or net realizable value if lower.

    DEFERRED  TAXATION
    Provision is made for deferred taxation on all material timing differences to the extent that it is probable that a liability or asset will crystallize.

    PENSIONS
    The cost of providing pension benefits is charged to the profit and loss account over the period benefiting from employees' services.

3.  TURNOVER
    The geographical analysis of turnover and the split of turnover and profit by class of business is not disclosed as, in the opinion of the directors, to do so would be seriously prejudicial to the Company's interests.

4.  OPERATING PROFIT
    Operating profit is stated after charging:

                                                                        Year ended December 31
                                                                         1996              1995
                                                                           P                 P
    Depreciation of owned assets                                      647,866           532,415
    Depreciation of assets held under finance leases and
      hire purchase contracts                                         134,625            95,088
    Auditors' remuneration                                             26,330            15,734
    Operating lease rentals
    - property                                                        312,405           310,500
    - equipment                                                       165,792           188,307
    Write off of development expenditure                              229,132           364,435
    Exceptional bad debt write-off (see below)                            --            195,812
                                                                      =======           =======


The exceptional bad debt write-off relates to a debt due from Husky Computers BV. The company ceased trading on October 31 1995 and in the opinion of the directors, the amount outstanding is unlikely to be recoverable.

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS


5.   INTEREST PAYABLE

                                                         Year ended December 31
                                                       1996                 1995
                                                         P                    P

     Interest payable                                (444,858)            (236,556)
                                                     ========             ========



6.  EMPLOYEE  INFORMATION
    The average number of employees during the year was as follows:

                                                         Year ended December 31
                                                       1996                 1995
                                                        No.                  No.

    Production                                          187                  181
    Engineering                                          29                   34
    Sales                                                43                   32
    Research and development                              8                    2
    Administration                                       22                   18
                                                        ---                  ---
                                                        289                  267
                                                        ===                  ===




Employment costs comprises:

                                                         Year ended December 31
                                                       1996                 1995
                                                         P                    P


     Wages and salaries                              5,311,801            4,817,422
     Social security costs                             508,298              396,889
     Other pension costs                               166,061              108,268
                                                     ---------            ---------
                                                     5,986,160            5,322,579
                                                     =========            =========

Peek plc operates a group pension scheme. Particulars of the actuarial valuation of the scheme are contained in the financial statements of that company. Contributions to the scheme are based on pension costs across the group as a whole. The employees of Husky Computers Limited are members of Peek's defined contribution scheme.

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS



7.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                          Year ended December 31
                                                       1996                1995
                                                         P                   P

The taxation charge is made up as follows:
UK corporation tax based on profit for the year
 at 33% (1995 - 33%)                                      --              90,408
Overseas tax                                          52,694                  --

Taxation relating to prior years:
Corporation tax                                      (41,233)            (94,444)
                                                     -------             -------
                                                      11,461              (4,036)
                                                     =======             =======


    The tax credit arises primarily as a result of the release of an overprovision in prior years.

                                HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS

8.  TANGIBLE  FIXED ASSETS

                                                            Fixtures,
                                       Leasehold           fittings &                 Motor
                                    improvements            equipment              vehicles                Total
                                         P                      P                     P                      P

    Cost:
    At January 1, 1995                   107,665            3,294,523                29,668            3,431,856
    Additions                             52,403              887,206                17,103              956,712
    Disposals                                 --                   --               (12,597)             (12,597)
    Transfer                              20,285              (20,285)                   --                   --
    Exchange differences
    and adjustments                           --                8,479                 1,410                9,889
                                         -------            ---------               -------            ---------


    At December 31 1995                  180,353            4,169,923                35,584            4,385,860
    Additions                              5,609              540,091                17,046              562,746
    Disposals                                 --              (55,789)              (15,573)             (71,362)
    Exchange differences
    and adjustments                           --              (48,718)              (2,908)              (51,626)
                                         -------            ---------               -------            ---------


    At December 31, 1996                 185,962            4,605,507                34,149            4,825,618
                                         =======            =========               =======            =========


    Depreciation:
    At January 1 1995                     24,983            1,321,342                22,374            1,368,699
    Charge for year                       14,058              516,362                 1,995              532,415
    Disposals                                752               (2,081)              (12,597)             (13,926)
    Exchange differences
    and adjustments                           --                4,469                   808                5,277
                                         -------            ---------               -------            ---------

    At December 31 1995                   39,793            1,840,092                12,580            1,892,465
    Charge for year                       19,786              623,808                 4,272              647,866
    Disposals                                 --              (54,506)               (8,919)             (63,425)
    Exchange differences
    and adjustments                           --              (36,323)                   --              (36,323)
                                         -------            ---------               -------            ---------

    At December 31, 1996                  59,579            2,374,737                 6,267            2,440,583
                                         -------            ---------               -------            ---------

    Net book value:
    At December 31, 1996                 126,383            2,230,770                27,882            2,385,035
                                         =======            =========               =======            =========

    At December 31,1995                  140,560            2,329,831                23,004            2,493,395
                                         =======            =========               =======            =========

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS


8.  TANGIBLE FIXED ASSETS (continued)
    The leasehold terms are of less than 50 years.

    The net book value of fixtures, fittings and equipment above includes an amount of P435,176 (1995 - P539,801) in respect of assets held under finance leases and hire purchase contracts.


9.  STOCK AND WORK IN PROGRESS

                                                              December 31
                                                        1996                1995
                                                          P                   P

    Raw materials and consumables                  2,119,669           2,810,373
    Work in progress                                 523,638             438,250
    Finished goods and goods for resale              401,387             493,123
                                                   ---------           ---------
                                                   3,044,694           3,741,746
                                                   =========           =========




    The replacement cost of stock is not materially different from the amounts stated above.


10. DEBTORS

                                                              December 31
                                                        1996                1995
                                                          P                   P


    Trade debtors                                  2,769,144           3,873,704
    Amounts owed by fellow subsidiaries              103,005            (482,734)
    Prepayments and accrued income                   262,825             580,362
    Other debtors                                     40,837              78,773
                                                   ---------           ---------
                                                   3,175,811           4,050,105
                                                   =========           =========

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS


11. NOTES TO THE CONSOLIDATED  CASH FLOW STATEMENT.

11a. CASH AND CASH EQUIVALENTS


                               Cash at bank
                                and in hand         Overdrafts            Total
                                     P                  P                   P

At January 1, 1995                2,845,071                --         2,845,071
Movement in year                 (2,192,720)       (1,801,939)       (3,994,659)
                                 ----------        ----------        ----------
At January 1, 1996                  652,351        (1,801,939)       (1,149,588)
Movement in year                    180,424         1,801,939         1,982,363
                                 ----------        ----------        ----------


At December 31, 1996                832,775                --           832,775
                                 ==========        ==========        ==========



11b. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES:


                                                         Year ended December 31
                                                            1996           1995
                                                              P              P

Operating profit                                         740,256        640,507
Depreciation                                             647,866        532,415
Loss/(profit) on disposal of tangible fixed assets         7,937         (1,329)
Decrease in debtors                                      698,905      1,221,311
Decrease in stocks                                       675,814        134,310
Increase/(decrease) in creditors                       1,348,831     (3,433,954)
Other non cash movements                                  81,454        (33,107)
                                                      ----------     ----------
Net cash inflow/(outflow) from
 operating activities                                  4,201,063       (939,847)
                                                      ==========     ==========

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS




11c. RECONCILIATION OF NET CASH FLOWS TO MOVEMENT IN NET DEBT

                                                                                        Year ended December 31
                                                                                        1996              1995
                                                                                          P                 P

    Increase/(decrease) in cash in year                                              1,982,363         (3,994,659)

    Cash outflow from decrease in debt                                                 131,266             76,136
                                                                                    ----------         ----------
    Change in net debt resulting from cash flows                                     2,113,629         (3,918,523)
    New finance leases                                                                 (30,000)          (396,534)
                                                                                    ----------         ----------
    Movement in net debt in the year                                                 2,083,629         (4,315,057)
    Net debt at 1 January 1996                                                      (1,707,169)         2,607,888
                                                                                    ----------         ----------
    Net debt at 31 December 1996                                                       376,460         (1,707,169)
                                                                                    ==========         ==========



11d. ANALYSIS OF CHANGES IN NET DEBT

                                          At January 1,        Cash                      Other At December 31,
                                               1996            flows                  changes              1996
                                                 P               P                       P                   P

    Cash at bank and in hand                   652,351         180,424                      --            832,775
    Overdrafts                              (1,801,939)      1,801,939                      --                 --

    Debt due within 1 year                    (119,955)        131,266                (147,672)          (136,361)
    Debt due after 1 year                     (437,626)             --                 117,672           (319,954)
                                            ----------       ---------                --------           --------
    Total                                   (1,707,169)      2,113,629                 (30,000)           376,460
                                            ===========      ==========               ========           ========

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS



12. CREDITORS: amounts falling due within one year

                                                                                        December 31
                                                                                    1996           1995
                                                                                      P              P

    Trade creditors                                                              1,857,606       2,124,641

    Bank overdraft                                                                      --       1,801,939
    Amounts owed to parent undertaking                                           7,829,452       6,586,399
    Corporation tax                                                                 47,478          33,287
    Other taxation and social security costs                                       204,601         224,252
    Accruals and deferred income                                                   686,424         737,727

    ACT payable                                                                         --         200,000
    Obligations under finance leases and hire purchase
    contracts (note 14)                                                            136,361         119,955
    Other creditors                                                                  8,231          22,747
                                                                                ----------      ----------
                                                                                10,770,153      11,850,947
                                                                                ===========     ==========


13. CREDITORS: amounts falling due after more than one year

                                                                                         December 31
                                                                                    1996             1995
                                                                                      P              P

    Obligations under finance leases and hire purchase
     contracts (note 14)                                                           319,954         437,626
                                                                                   =======         =======



14. OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

                                                                                         December 31
                                                                                    1996            1995
                                                                                      P               P

    Amounts payable:
    Within one year                                                                166,932         159,036

    Within two to five years                                                       348,106         463,539
    After more than five years                                                          --          26,966
                                                                                   -------         -------
                                                                                   515,038         649,541
    Less finance charges allocated to future periods                               (58,723)        (91,960)
                                                                                   -------         -------
                                                                                   456,315         557,581
                                                                                   =======         =======

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS



14. OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS (continued) Finance leases and hire purchase contracts are analyzed as follows:

                                                                                          Year ended
                                                                                         December 31
                                                                                    1996            1995
                                                                                      P               P

    Current obligations                                                            136,361         119,955
    Noncurrent obligations                                                         319,954         437,626
                                                                                   -------         -------
                                                                                   456,315         557,581
                                                                                   =======         =======



    Analysis of changes in finance leasing during the year:

                                                                                          Year ended
                                                                                         December 31
                                                                                    1996            1995
                                                                                      P               P

    At January 1                                                                   557,581         237,183
    Inception of finance lease contracts                                            30,000         396,534
    Capital element of finance lease rental payments                              (131,266)        (76,136)
                                                                                  --------         -------
    At December 31                                                                 456,315         557,581
                                                                                  ========         =======



15. MOVEMENTS IN INVESTED CAPITAL

                                                                                                      P
    At January 1, 1995                                                                              525,594
    Profit for the year                                                                             407,987
    Dividends                                                                                    (2,219,664)
    Foreign exchange differences                                                                    (64,892)
                                                                                                 ----------
    At December 31, 1995                                                                         (1,350,975)
    Profit for the year                                                                             283,937
    Dividends                                                                                      (912,560)
    Foreign exchange differences                                                                    327,806
                                                                                                 ----------
    At December 31, 1996                                                                         (1,651,792)
                                                                                                 ==========

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS

16. FINANCIAL COMMITMENTS
    Lease commitments
    The company had annual commitments under non-cancellable operating leases as follows:

                                                     December 31                               December 31
                                                1996            1995                     1996               1995
                                                 Land and buildings                                         Other
                                                  P               P                        P                  P

    Operating leases which expire:
    within 1 year                                   --              --                  14,817             22,163
    within 2-5 years                           403,208         310,500                  88,295             75,521
                                               =======         =======                  ======             ======


    Capital commitments

    At the end of the year capital expenditure has been committed as follows:

                                                                                                December 31
                                                                                          1996              1995
                                                                                            P                 P

    Contracted for but not provided in accounts                                             --             40,352
    Authorized but not contracted                                                           --                 --
                                                                                           ===             ======



17. PROVISIONS FOR LIABILITIES  AND CHARGES
    Deferred taxation provided in the financial statements and the amounts not provided are as follows:-

                                                      December 31                             December 31
                                                  1996           1995                   1996               1995
                                                               Provided                                 Unprovided
                                                    P              P                      P                  P

    Capital allowances in
     advance of depreciation                        --              --                 150,568            148,656
                                                   ===             ===                 =======            =======



18. GUARANTEES AND CONTINGENT LIABILITIES
    The company had the following contingent liabilities:

                                                                                               December 31
                                                                                         1996              1995
                                                                                           P                 P


    Duty deferment guarantee                                                            100,000           100,000
    ATA Carnets                                                                              --             1,500
                                                                                        -------           -------

                                                                                        100,000           101,500
                                                                                        =======           =======

                                 HUSKY COMPUTERS

                        NOTES TO THE FINANCIAL STATEMENTS


19. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K.GAAP") which differ in certain respects from United States generally accepted accounting principles ("U.S. GAAP"). The significant differences as they apply to the Company are summarized below.

DEFERRED TAXATION
The Company provides for deferred taxation on all material timing differences using the liability method to the extent that it is probable that a liability on asset will crystallize. Under U.S. GAAP deferred taxation is required to be fully provided on all temporary differences using the liability method.
Further, U.S. GAAP require that in the separate financial statements of a wholly-owned subsidiary deferred tax be recognized on a stand alone basis.
Under U.S. GAAP, deferred tax assets would be recognized to the extent their recoverability is more likely than not.

The effect of the significant adjustment to the loss for the year and invested capital which would be required if U.S. GAAP were to be applied instead of U.K. GAAP is summarized as follows.

LOSS FOR THE YEAR
                                                                      Year ended December 31
                                                                       1996            1995
                                                                         P               P

Loss for the year as reported                                       (628,623)       (1,811,677)
Adjustment for deferred taxation                                      (3,689)          (32,869)
                                                                    --------        ----------
Loss for the year as adjusted to comply with U.S. GAAP              (632,312)       (1,844,546)
                                                                    ========        ==========



INVESTED CAPITAL
                                                                           December 31
                                                                      1996            1995
                                                                        P               P

Invested capital as reported                                      (1,651,792)       (1,350,975)
Adjustment for deferred taxation                                    (139,944)         (136,255)
                                                                  ----------        ----------
Invested capital as adjusted
to comply with U.S. GAAP                                          (1,791,736)       (1,487,230)
                                                                  ==========        ==========

                                 HUSKY COMPUTERS

                          NOTES TO FINANCIAL STATEMENTS



19. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (continued)

    CASH FLOW STATEMENT
    The cash flow statement prepared in accordance with U.K. GAAP presents substantially the same information as that required under U.S. GAAP. There are differences, however, with regard to the classification of items and as regards the definition of cash and cash equivalents.

    Under U.K. GAAP, cash and cash equivalents includes bank overdrafts; under U.S. GAAP overdrafts are not so included. Under U.K. GAAP cash flows are presented separately for operating activities, servicing of finance and returns on investments, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends, management of liquid resources and financing. Under U.S. GAAP, only three categories of cash flows are reported; operating, investing and financing. Cash flows from taxation and servicing of financing and returns on investments under U.K. GAAP would be included as operating activities under U.S. GAAP. The payment of dividends would be included as a financing activity under U.S. GAAP, and cashflows in respect of capital expenditure and financial investment and of acquisitions and disposals would be included in investing activities under U.S. GAAP.

    The categories of cash flow activity under US GAAP can be summarized as follows:

                                                             Year ended December 31
                                                             1996              1995
                                                               P                 P

    Cash flows for operating activities                    1,675,542           696,365
    Cash inflows/(outflows) on investing activities         (532,746)         (560,178)
    Cash flows from financing activities                  (1,043,826)       (2,295,800)
                                                          ----------        ----------
    Increase/(decrease)in cash and cash equivalents           98,970        (2,159,613)
    Effect of foreign exchange rate changes                   81,454           (33,107)
                                                          ----------        ----------
                                                             180,424        (2,192,720)
    Cash at January 1                                        652,351         2,845,071
                                                          ----------        ----------
    Cash at December 31                                      832,775           652,351
                                                          ==========        ==========

                                 WPI GROUP, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                               SEPTEMBER 29, 1996
                                   (UNAUDITED)


    The following unaudited pro forma combined statements of operations give effect to the acquisition of Husky Computers Limited, Husky Computers, Inc. and Husky Computers GmbH ("Husky Computers"), by WPI Group, Inc., assuming that the acquisition was effective on September 24, 1995 and that the transaction was accounted for as a purchase. The pro forma data reflect the acquisition of the assets and assumption of liabilities of Husky Computers by WPI Group, Inc. The unaudited pro forma combined statements of operations for the period ended September 29, 1996 combine the historical statements of operations of WPI Group, Inc. for the year ended September 29, 1996 and of Husky Computers for the year ended December 31, 1996. The following pro forma information is presented for illustration purposes only and is not necessarily indicative of the actual results of operations that would have been reported if the acquisition had been effected at that date or which may be reported in the future. This statement shall be read in conjunction with the accompanying explanatory notes; the pro forma combined balance sheet and the respective historical financial statements and related notes of WPI Group, Inc. and Husky Computers.

    The unaudited pro forma statement of operations of Husky Computers has been translated for convenience at (pound)1 = $1.588 the average rate for the period ended December 31, 1996. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into US dollars at that or any other rate of exchange.

                                  WPI GROUP INC

                                    PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                          PERIOD ENDED SEPTEMBER 29, 1996


                                                                  HUSKY                                             ADJUSTED
                                              WPI GROUP, INC    COMPUTERS                          PRO FORMA        PRO FORMA
                                               SEPTEMBER 29,   DECEMBER 31,    ADJUSTMENTS         COMBINED         COMBINED
                                                   1996            1996        (UNAUDITED)        (UNAUDITED)      (UNAUDITED)
                                              --------------   ------------    -----------       ------------     ------------

Net Sales                                      $47,498,058     $33,639,442     $        --       $ 81,137,500     $ 81,137,500
Cost of Sales                                   29,580,058      21,696,015         250,000 (8)     51,526,073       50,776,073 (9)
                                               -----------     -----------     -----------       ------------     ------------

Gross profit                                    17,918,000      11,943,427        (250,000)        29,611,427       30,361,427
                                               -----------     -----------     -----------       ------------     ------------

Operating expenses:
  Research and new product development           2,939,984       2,570,280          --              5,510,264        5,510,264
  Selling, general and administration           10,783,030       8,197,620         519,444 (1)     19,500,094        19,085,59 (9)
                                               -----------     -----------     -----------       ------------     ------------
    Total operating expenses                    13,723,014      10,767,900         519,444         25,010,358       24,595,858
                                               -----------     -----------     -----------       ------------     ------------
Operating income                                 4,194,986       1,175,527        (769,444)         4,601,069        5,765,569

Other income (expense):
  Interest income                                   18,377          --              --                 18,377           18,377
  Interest expense                                (694,370)       (706,435)     (1,530,073)(4)     (2,224,443)      (2,224,443)
                                                                                   706,435 (7)
  Other, net                                       229,197          --              --                229,197          229,197
                                               -----------     -----------     -----------       ------------     ------------

Income before provision for income taxes         3,743,190         469,092      (1,593,082)         2,624,200        3,788,700

Provision for income taxes                       1,227,000          18,200        (541,648)(6)        703,552        1,099,482
                                               ===========     ===========     ===========       ============     ============
Net income                                     $ 2,521,190     $   450,892     $(1,051,434)         1,920,648        2,689,218
                                               ===========     ===========     ===========       ============     ============

Net income per share                           $       .42                                       $        .32     $        .45
                                               ===========                                       ============     ============

Weighted average common shares and
 common equivalent shares outstanding            6,001,438                                          6,001,438        6,001,438
                                               ===========                                       ============     ============


See notes to pro forma combined financial statements.

                                 WPI GROUP, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                  JUNE 29, 1997
                                   (UNAUDITED)


    The following unaudited pro forma combined statements of operations give effect to the acquisition of Husky Computers Limited, Husky Computers, Inc. and Husky Computers GmbH ("Husky Computers"), by WPI Group, Inc., assuming that the acquisition was effective on September 24, 1995 and that the transaction was accounted for as a purchase. The pro forma data reflect the acquisition of the assets and assumption of liabilities of Husky Computers by WPI Group, Inc. The unaudited pro forma combined statements of operations for the period ended
June 29, 1997 combine the historical statements of operations of WPI Group, Inc. for the nine months ending June 29, 1997 and of Husky Computers for the nine month period ending June 29, 1997. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual results of operations that would have been reported if the acquisition had been effected at that date or which may be reported in the future. This statement should be read in conjunction with the accompanying explanatory notes; the pro forma combined balance sheet and the respective historical financial statements and related notes of WPI Group, Inc. and Husky Computers.

    The unaudited pro forma statement of operations of Husky Computers has been translated for convenience at P1 = $1.6325 average rate for the nine month period ending June 29, 1997. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into US dollars at that or any other rate of exchange.

                                               WPI GROUP INC

                                    PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                          NINE MONTHS ENDED JUNE 29, 1997


                                                                     HUSKY
                                                WPI GROUP, INC     COMPUTERS
                                                 9 MONTHS TO      9 MONTHS TO                                        ADJUSTED
                                                   JUNE 29,         JUNE 29,                         PRO FORMA       PRO FORMA
                                                     1997             1997        ADJUSTMENTS         COMBINED       COMBINED
                                                 (UNAUDITED)      (UNAUDITED)     (UNAUDITED)       (UNAUDITED)     (UNAUDITED)
                                                --------------    -----------     -----------       -----------     -----------


Net Sales                                        $43,893,178      $23,019,683     $    --           $69,234,818     $66,912,861
Cost of Sales                                     26,442,415       14,450,129          --            43,214,501      40,330,044 (9)
                                                 -----------      -----------     -----------       -----------     -----------

Gross profit                                       17,450,76        8,569,554          --            26,020,317      26,582,817
                                                 -----------      -----------     -----------       -----------     -----------

Operating expenses:
  Research and new product development             2,995,491        1,988,832                         4,984,323       4,984,323
  Selling, general and administration              9,915,704        6,413,461         389,583 (1)    16,718,748       16,407,87 (9)
                                                 -----------      -----------     -----------       -----------     -----------
    Total operating expenses                      12,911,195        8,402,293         389,583        21,703,071      21,392,196
                                                 -----------      -----------     -----------       -----------     -----------
Operating income                                   4,539,568          167,261        (389,583)        4,317,246       5,190,621

Other income (expense):
  Interest income                                     66,056           27,323         (27,323)(7)        66,056          66,056
  Interest expense                                (1,286,956)        (525,288)     (1,147,555)(4)    (2,434,511)     (2,434,511)
                                                                                      525,288 (7)
  Other, net                                         571,298           --              --               571,298         571,298
                                                 -----------      -----------     -----------       -----------     -----------

Income (loss) before provision for income taxes    3,889,966         (330,704)     (1,039,173)        2,520,089       3,393,464

Provision for income taxes                         1,245,000         (112,440)       (353,319)(6)       779,241       1,076,189
                                                 -----------      -----------     -----------       -----------     -----------
Net income (loss)                                $ 2,644,966      $  (218,264)    $  (685,854)      $ 1,740,848     $ 2,317,275
                                                 ===========      ===========     ===========       ===========     ===========

Net income per share                             $       .43                                       $        .28     $       .38
                                                 ===========                                       ============     ===========

Weighted average common shares and
 common equivalent shares outstanding              6,168,327                                          6,168,327       6,168,327
                                                 ===========                                       ============     ===========








See notes to pro forma combined financial statements.

                                 WPI GROUP, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 29, 1996
                                   (UNAUDITED)


    The following unaudited pro forma combined balance sheet gives effect to the acquisition of Husky Computers Limited, Husky Computers, Inc. and Husky Computers GmbH ("Husky Computers") by WPI Group, Inc., assuming that the acquisition was consummated as of September 29, 1996 and assumes that the acquisition was accounted for as a purchase. The pro forma data reflect the acquisition of the assets and assumption of liabilities of Husky Computers by WPI Group, Inc. The unaudited pro forma combined balance sheets combine the historical balance sheets of WPI Group, Inc. as of September 29, 1996 and of Husky Computers as of December 31, 1996. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been reported had the acquisition been consummated as of September 29, 1996 or which may be reported in the future. The consolidated balance sheet of WPI Group, Inc. included in the Form 10Q for the period ended June 29, 1997 includes Husky Computers. Accordingly, a pro forma combined balance sheet is not provided. This statement shall be read in conjunction with the accompanying explanatory notes; the pro forma combined statement of operations and the respective historical financial statements and related notes of WPI Group, Inc. and Husky Computers.

    The unaudited pro forma balance sheet for Husky Computers has been translated for convenience at (pound)1 = $1.7123, the noon buying rate in New York City in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 1996. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into US dollars at that or any other rate of exchange.

                                  WPI GROUP INC

                                              COMBINED BALANCE SHEETS
                                                 SEPTEMBER 29, 1996

                                                                       HUSKY
                                                  WPI GROUP, INC     COMPUTERS                                  PRO FORMA
                                                  SEPTEMBER 29,     DECEMBER 31,         ADJUSTMENTS            COMBINED
                                                      1996              1996             (UNAUDITED)           (UNAUDITED)
                                                  --------------    -------------       ------------           -----------

ASSETS
Current assets:
  Cash and equivalents                             $   206,829       $ 1,425,961        $ (1,300,000)(3)       $   332,790
  Accounts receivable - net of allowance for
  doubtful accounts                                 10,881,315         4,741,605                  --            15,622,920
  Accounts receivable - other                        1,618,873           246,301                  --             1,865,174
  Inventories                                        7,068,496         5,213,430                  --            12,281,926
  Prepaid expenses and other current assets            230,509           450,035                  --               680,544
  Prepaid income taxes                                1,103,84                --                  --             1,103,840
  Refundable income taxes                              547,570                --                  --               547,570
                                                   -----------       -----------        ------------           -----------
      Total current assets                          21,657,612        12,077,332          (1,300,000)           32,434,944

  Property, plant and equipment:
    At cost, less accumulated depreciation           9,447,758         4,083,895                  --            13,531,653
  Other assets                                       1,940,653                --                  --             1,940,653
  Goodwill                                          17,628,921                --          12,986,100 (2)        30,615,021
                                                   -----------       -----------        ------------           -----------
                                                   $50,674,944       $16,161,227        $ 11,686,100           $78,522,271
                                                   ===========       ===========        ============           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $ 4,265,217       $ 3,245,360        $         --           $ 7,510,577
  Accrued expenses                                   3,464,164         1,773,287           1,000,000 (5)         6,237,451
  Amounts owed to parent and affiliates                     --        13,341,790         (13,341,790)(2)                --
  Accrued income taxes                               1,772,630            81,297                  --             1,853,927
                                                   -----------       -----------        ------------           -----------
      Total current liabilites                       9,502,011        18,441,734         (12,341,790)           15,601,955

Long term liabilities:
  Long term debt                                    18,650,000                --          20,959,900 (3)        39,609,900
  Non compete agreement                                 20,000                --                  --                20,000
  Obligations under capital lease                           --           547,857                  --               547,857
  Deferred income taxes                              1,954,287           239,626                  --             2,193,913
                                                   -----------       -----------        ------------           -----------
      Total liabilities                             30,126,298        19,229,217           8,618,110            57,973,625
                                                   -----------       -----------        ------------           -----------

Stockholders' equity:
  Common stock - WPI Group ($.01 par)                   59,479                --                  --                59,479
  Common stock - Husky Computers                            --         1,027,380          (1,027,380)(2)                --
  Additional paid-in capital                        13,658,604                --                  --            13,658,604
  Retained earnings                                  6,815,801        (4,155,562)          4,155,562 (2)         6,815,801
  Foreign currency translation                          14,762            60,192             (60,192)(2)            14,762
                                                   -----------       -----------        ------------           -----------

      Total stockholder's equity                    20,548,646        (3,067,990)          3,067,990            20,548,646
                                                   -----------       -----------        ------------           -----------

                                                   $50,674,944       $16,161,227        $ 11,686,100           $78,522,271
                                                   ===========       ===========        ============           ===========

See notes to pro forma combined financial statements

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


(1)     Adjustment to reflect amortization of goodwill over 25 years.

(2) Adjustment to reflect goodwill arising on acquisition, elimination of amounts owed to former parent and affiliated companies, and elimination of share capital and pre acquisition retained earnings.

(3) Adjustment to reflect the net debt drawn down to finance the acquisition of Husky Computers Limited, Husky Computers, Inc. and Husky Computers GmbH ("Husky Computers") the use of substantially all of Husky Computers' cash balance to reduce the debt drawn to finance the acquisition.

(4) Adjustment to reflect interest expense on debt drawn down to finance the acquisition, at a rate of 7.3%, the current borrowing rate under terms of the credit facilities agreement (variable interest rate).

(5) Adjustment to reflect estimated accrued acquisition expenses, primarily legal and accounting expenses, and estimated related costs.

(6) Adjustment to reflect tax effect of pro forma adjustments at federal statutory rate of 34%.

(7) Adjustment to eliminate historical interest income on cash balances used to finance the acquisition, and historical interest expense related to loans from former parent and affiliated companies.

(8)     Adjustment to reflect inventory acquired at estimated fair value.

(9) Adjustment to reflect specific cost savings which would not have been incurred had the acquisition occurred on September 24, 1995. Such cost savings related to compensation expense and management fees in excess of amounts that will be paid in future.